                                                                Rule 424(b)(2)
                                                    Registration No. 333-65358

            PRICING SUPPLEMENT TO PROSPECTUS DATED JULY 25, 2001, AS
           SUPPLEMENTED BY PROSPECTUS SUPPLEMENT DATED AUGUST 3, 2001,
            AND SUPPLEMENTAL TO THE OFFICERS' CERTIFICATE AND COMPANY
                ORDER, DATED AUGUST 3, 2001 NO. 7 DATED: 09-06-02

                                U.S. BANCORP
                    Medium-Term Notes, Series N (Senior)
                 Medium-Term Notes, Series O (Subordinated)


CUSIP NO.: 91159HGD6                    Issue Price (Dollar Amount and Percentage of Principal Amount):
ISIN: US91159HGD61
                                        Amount: $75,300,675.00/100.4009% (without accrued interest)

Series:                                 Proceeds to the Company: $75,424,112.50 (with accrued interest)

[X] Series N (Senior)                   Interest Rate/Initial Interest Rate: 3.95%
[_] Series O (Subordinated)
                                        Interest Payment Dates: 23rd of each February and August,
                                        beginning February 23, 2003
Form of Note:
                                        Regular Record Dates: 15 calendar days prior
[X] Book-Entry
[_] Certificated                        Interest Determination Dates: --

Principal Amount: $75,000,000.00        Interest Reset Dates: --

Trade Date: 09-06-02                    Index Source: --

Original Issue Date: 09-11-02           Index Maturity: --

Maturity Date: 08-23-07                 Spread: --

Base rate (and, if applicable,          Spread Multiplier: --
related Interest Periods):
                                        Maximum Interest Rate: --
[X] Fixed Rate Note
[_] Commercial Paper Rate Note          Day Count: 30/360
[_] Federal Funds Rate Note
[_] LIBOR Note                          Minimum Interest Rate: --
[_] EURIBOR Note
[_] Prime Rate Note                     For Original Issue Discount Notes:
[_] CD Rate Note
[_] Treasury Rate Note                    Original Issue Discount:     -- %
[_] CMT Rate Note
[_] Other Base Rate                       Yield to Maturity:           -- %
    (as described below)
[_] Zero Coupon Note                    Original Issue Discount Notes:

Agent's Commission: See Plan of         [_] Subject to special provisions set forth therein
  Distribution below                        with respect to the principal amount thereof
                                            payable upon any redemption or acceleration of
Redemption Terms:                           the maturity thereof.

Other Terms:                            [_] For Federal income tax purposes only.

Reopening of Issue:
The Notes are intended to be fully
fungible with and will be consolidated
and form a single issue for all
purposes with the Company's issue of
US$500,000,000 3.950% Notes due
August 23, 2007, described in the
Company's pricing supplement dated
08-20-02 AND 09-03-02.

Form and Settlement:
The Notes will be represented by one
or more global certificates in fully
registered form. Each global certificate will be deposited with, or on behalf of, DTC and registered in the name of DTC or its nominee. Investors may elect to hold their beneficial interests in a global certificate through DTC,
Clearstream Banking, Societe Anonyme,
or Euroclear Bank S.A./N.V., as
operator of the Euroclear System, if
they are participants in such systems,
or indirectly through organizations
that are participants in such system.
Clearstream and Euroclear will hold
interests on behalf of their
participants through customers'
securities accounts in Clearstream's
and Euroclear's names on the books of
their respective depositaries, which in
turn will hold such interests in
customers' securities accounts in the
depositaries' names on DTC's books.

Plan of Distribution:

The Underwriter has advised the Company
that the Underwriter proposes to offer
the Notes from time to time for sale in
negotiated transactions or otherwise,
at varying prices to be determined at
the time of the sale.

Name of Agent and Delivery Instructions:

Credit Suisse First Boston DTC#355

                                        Signature

                                        /s/ JOHN C. STERN
                                        -------------------------------------
                                                (Authorized Signature}

                                        /s/ MITCHELL J. BLESKE
                                        -------------------------------------
                                                (Authorized Signature}